CODE OF ETHICS

As officers, directors and employees (taken together, “Employees”) of Princeton Advisory Group, Inc. (“PAG”), we are retained by our clients to manage parts of their financial affairs and to represent their interests in many matters. We are keenly aware that, as fiduciaries, we owe our clients our undivided loyalty – our clients trust us to act on their behalf, and we hold ourselves to the highest standards of fairness in all such matters.

We expect all Employees to act with integrity, competence, dignity, and in an ethical manner when dealing with the public, clients, prospects, their employer, and their fellow Employees.

We expect all Employees to adhere to the highest standards with respect to any potential conflicts of interest with client accounts – simply stated, no Employee should ever enjoy an actual or apparent benefit over the account of any client.

We expect all persons associated with PAG to preserve the confidentiality of information that they may obtain in the course of our business and to use such information properly and not in any way adverse to our clients’ interests, subject to the legality of such information.

We expect our Employees to conduct their personal financial affairs in a prudent manner, avoiding any action that could compromise in any way their ability to deal objectively with our clients.

You are encouraged to contact Joy Sheehan, PAG’s Chief Compliance Officer (“CCO” or “Compliance Officer”) if you believe that changes or additions to, or deletions from, the Manual, including this Code of Ethics, may be appropriate.  In addition, please do not hesitate to contact the CCO listed above if you feel as though any of PAG’s disclosure documents, including its Form ADV, advisory contracts or any other materials are inaccurate, incomplete or out-of-date.

PAG IS COMMITTED TO FOSTERING A CULTURE OF COMPLIANCE.  PAG THEREFORE URGES YOU TO CONTACT THE CCO IF YOU BELIEVE YOU HAVE ANY REASON TO DO SO.  YOU WILL NOT BE PENALIZED AND YOUR STATUS AT PAG WILL NOT BE JEOPARDIZED BY COMMUNICATING WITH THE CCO OR OTHER SENIOR MANAGERS. RETALIATION AGAINST ANY EMPLOYEE IS CAUSE FOR APPROPRIATE CORRECTIVE ACTION, UP TO AND INCLUDING DISMISSAL.

If you have been designated by the CCO to be an individual who is required to adhere to the Regulatory Compliance Manual and the Code of Ethics (herein referred to as “PAG Employees”), you will be required to complete the Regulatory Compliance Manual Acknowledgement Form and Code of Ethics Acknowledgement Form (Attachment I hereto), both initially upon the commencement of your employment with PAG and annually thereafter, to acknowledge and certify that you have received, reviewed, understand and shall comply, or have complied with, the policies and procedures as set forth in the Regulatory Compliance Manual (the “Manual”) and in this Code of Ethics.  In addition, all PAG Employees must be aware of and comply with the following undertakings:

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be thoroughly familiar with the policies and procedures set forth in the Manual, including this Code of Ethics;

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upon the request of the CCO, provide PAG with an initial and annual written certification that you have read and understand, and will comply with, the policies and procedures set forth in the Manual, the Code of Ethics and any other compliance materials distributed to you by the CCO;

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notify the CCO promptly in the event you have any reason to believe that you may have failed to comply with (or become aware of another person’s failure to comply with) the policies and procedures set forth in the Manual or Code of Ethics;

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notify the CCO promptly if you become aware of any practice that arguably involves PAG in a conflict of interest and you are not sure whether the practice has been fully and accurately disclosed to clients and/or regulatory authorities;

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cooperate to the fullest extent reasonably requested by the CCO so as to enable: (i) the CCO to discharge his respective duties under the Manual and this Code of Ethics and (ii) PAG to comply with the securities laws to which it is subject;

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notify the CCO promptly if you become aware of any part of any disclosure document, including Form ADV and any other document, which you believe may be, inaccurate, incomplete or out of date in any respect;

Violations of this Code of Ethics may warrant sanctions as appropriate, up to and including suspension or dismissal, at the discretion of management. In any situation where you are unsure about the application of this Code of Ethics or any of the policies, you are encouraged to discuss the situation confidentially with your supervisor or any officer.

The term “client,” which is referred to throughout this Code of Ethics, generally refers to PAG’s individual and institutional clients.  This Code of Ethics and the policies and procedures set forth herein supersedes all previous codes, manuals, policy statements and procedures and other communications on the subjects discussed herein.

PAG may amend this Code of Ethics and/or adopt interpretations of the policies and procedures contained in the Code of Ethics as it deems appropriate with the approval of the CCO.  All material amendments to, and new interpretations of, the Code of Ethics shall be conveyed to Employees. Employees are encouraged to request additional information if they lack a full of the amendments/interpretations.

1

As of 01/05/10

CODE OF ETHICS

General

The Code of Ethics is predicated on the principle that PAG owes a fiduciary duty to its clients. Accordingly, PAG’s Employees must avoid activities, interests and relationships that run contrary (or appear to run contrary) to the best interests of clients. At all times, PAG must:

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Place client interests ahead of PAG’s – As a fiduciary, PAG must serve in its clients’ best interests. In other words, PAG Employees may not benefit at the expense of advisory clients. This concept is particularly relevant when Employees are making personal investments in securities traded by advisory clients.

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Engage in personal investing that is in full compliance with PAG’s Code of Ethics – Employees must review and abide by PAG’s Personal Securities Transaction and Insider Trading Policies.

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Avoid taking advantage of your position – Employees must not accept investment opportunities, gifts or other gratuities from individuals seeking to conduct business with PAG, or on behalf of an advisory client.

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Maintain full compliance with the Federal Securities Laws1 – In particular, Employees must provide the information specified under Rule 204A-1 under the Investment Advisers Act of 1940 (“Advisers Act”) and adhere to the fiduciary duty standards set forth under Section 206 of the Advisers Act.

Any questions with respect to PAG’s Code of Ethics should be directed to the CCO.  As discussed in greater detail below, Employees must promptly report any violations of the Code of Ethics to the CCO.  All reported Code of Ethics violations will be treated as being made on an anonymous basis.

Guiding Principles & Standards of Conduct

All Employees of PAG, and other individuals closely associated with the Company, will act with competence, dignity and integrity, in an ethical manner, when dealing with clients, the public, prospects, third-party service providers and fellow Employees.  The following set of principles frame the professional and ethical conduct that PAG expects from its Employees and consultants:

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Act with integrity, competence, diligence, respect, and in an ethical manner with the public, clients, prospective clients, employers, Employees, colleagues in the investment profession, and other participants in the global capital markets;

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Place the integrity of the investment profession, the interests of clients, and the interests of PAG above one’s own personal interests;

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Adhere to the fundamental standard that you should not take inappropriate advantage of your position;

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Avoid any actual or potential conflict of interest;

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Conduct all personal securities transactions in a manner consistent with this policy;

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Use reasonable care and exercise independent professional judgment when conducting investment analysis, making investment recommendations, taking investment actions, and engaging in other professional activities;

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Practice and encourage others to practice in a professional and ethical manner that will reflect favorably on you and the profession;

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Promote the integrity of, and uphold the rules governing, capital markets;

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Maintain and improve your professional competence and strive to maintain and improve the competence of other investment professionals.

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Comply with applicable provisions of the federal securities laws.2

1.

Personal Security Transaction Policy

Pre-Clearance

Employees must have written approval from the Chief Compliance Officer prior to effecting a transaction in Equity Securities, Asset Backed Securities, Mortgaged Backed Securities, Corporate Loans, Non-Investment Grade Bonds, or any issuer that is included in any portfolio managed by PAG.

Employees will complete PAG’s Pre-Clearance Form (See Attachment A) or may request pre-clearance via email. The template for the document is also located on the server at: /PAG/Compliance/Forms/Personal Trading Pre-Clearance Form. The pre-clearance form will require the employee to represent that the employee is not in possession of material non-public information with respect to the relevant security, or issuer of such security and to the best of the employee’s knowledge, the trade is not inconsistent with the best interests of, and does not give rise to a potential breach of fiduciary duty owed to PAG or any client or any fund managed by PAG.  Each employee is required to represent further that to the best of the employee’s knowledge and belief the trade does not violate the firm's personal trading policies and procedures, or the firm's policies and procedures against insider trading.  All pre-clearance requests must be submitted to PAG’s CCO (or the CCO’s designee with the CCO’s oversight). Once pre-clearance is granted to an Employee, such Employee may only transact in that security on the date of approval.  If the Employee wishes to transact in that security on the following or any other day, they must again obtain pre-clearance from the CCO.   Munish Sood (or his designee with Mr. Sood’s supervision) will review the CCO’s request for clearance.

Reportable and Exempt Securities

PAG requires Employees to provide periodic reports (See “Reporting” below) regarding transactions and holdings in any security, as that term is defined in Section 202(a)(18) of the Advisers Act (“Reportable Security”), except that it does not include:

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Direct obligations of the Government of the United States;

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Bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements;

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Shares issued by money market funds;

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Shares issued by open-end funds other than reportable funds3; and

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Shares issued by unit investment trusts that are invested exclusively in one or more open-end funds, none of which are reportable funds.

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Commodities, futures and options traded on a commodities exchange, including currency futures are not considered securities. However, futures and options on any group or index of securities shall be considered securities.

Beneficial Ownership

Employees are considered to have beneficial ownership of securities if they have or share a direct or indirect pecuniary interest in the securities. Employees have a pecuniary interest in securities if they have the ability to directly or indirectly profit from a securities transaction.

The following are examples of indirect pecuniary interests in securities:

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Securities held by members of Employees’ immediate family sharing the same household. Immediate family means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law. Adoptive relationships are included;

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Employees’ interests as a general partner in securities held by a general or limited partnership; and

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Employees’ interests as a manager/member in the securities held by a limited liability company.

Employees do not have an indirect pecuniary interest in securities held by entities in which they hold an equity interest unless they are a controlling equity holder or they share investment control over the securities held by the entity.

The following circumstances constitute beneficial ownership by Employees of securities held by a trust:

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Ownership of securities as a trustee where either the Employee or members of the Employees’ immediate family have a vested interest in the principal or income of the trust;

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Ownership of a vested beneficial interest in a trust; and

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An Employee’s status as a settlor/grantor of a trust, unless the consent of all of the beneficiaries is required in order for the Employee to revoke the trust and, if the settlor/grantor has a remainder interest in the trust, the settlor/grantor retains no investment discretion and control over the trust.

Exempt Transactions

The following transactions are considered exempt transactions and therefore do not require reporting under the Personal Security Transaction Policy:

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Any transaction in an account over which the Employee does not have any direct or indirect influence or control. For example, presuming that such relatives do not reside in the same household as the Employee, accounts of family members outside of the immediate family would not be subject to review.

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Purchases that are part of an automatic investment plan.4

From time to time, the Compliance Officer may exempt certain transactions on a fully documented trade-by-trade basis.

Investments in Limited Offerings and Initial Public Offerings (“IPOs”)5

No Employee shall acquire, directly or indirectly, any Beneficial Ownership in any limited offering or IPO without first obtaining prior approval of the Compliance Officer in order to preclude any possibility of their profiting improperly from their positions on behalf of a client.  The Compliance Officer shall (a) obtain from the Employee full details of the proposed transaction (including written certification that the investment opportunity did not arise by virtue of the Employee’s activities on behalf of a client; and (b) conclude, after consultation with a Portfolio Manager (who has no personal interest in the issuer of the limited offering or IPO), that no clients have any foreseeable interest in purchasing such security.  A record of such approval by the Compliance Officer and the reasons supporting those decisions shall be kept as required in the Records section of this Policy.  Please refer to Attachment B for a copy of the Limited Offering and IPO Request and Reporting Form.

Restrictions on New Issues of Equity Securities (“NIESs”)6

NASD Conduct Rule 2790 prohibits the sale of NIESs to any account in which a “restricted person” has a beneficial interest, except under certain situations.  The term “restricted person” includes any person of an investment adviser who has the authority to buy or sell securities and an immediate family member of such a restricted person that materially supports, or receives materially support from, such person.  Thus, all restricted persons of PAG, including members of PAG’s investment committee, are prohibited, in almost all circumstances except as noted in further detail below, from purchasing an NIES.

The prohibitions on the purchase and sale of NIESs with respect to Rule 2790 do not apply to:  1) Issuer-Directed Securities, or those that are specifically directed by the issuer to persons that are restricted persons (i.e., directors), subject to certain conditions; 2) the account of a restricted person who is an existing equity owner of an issuer (Anti-Dilution Provisions), subject to certain conditions; and 3) Stand-By Purchasers, or those who purchase and sell securities pursuant to a stand-by agreement subject to certain conditions.

Employees are encouraged to review Rule 2790 and discuss such with the Chief Compliance Officer prior to the purchase and/or sale of any NIES.

Reporting

In order to provide PAG with information to enable it to determine with reasonable assurance any indications of “scalping”, “front-running” or the appearance of a conflict of interest with the trading by PAG clients, each Employee of PAG shall submit the following reports in the forms attached hereto to the Chief Compliance Officer  showing  all transactions  in  securities  in which the person has, or by reason of such transaction acquires, any direct or indirect Beneficial Ownership except for exempt transactions listed in the section below entitled Exemptions. Munish Sood (or his designee with Mr. Sood’s supervision) will review the CCO’s holdings reports.  The template for the document is located on the server at /PAG/Compliance Forms/Employee Quarterly Trade Report.

NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH HEREIN, EMPLOYEES MUST  INSTRUCT THEIR BROKER-DEALER TO PROVIDE DIRECTLY TO PAG (1) DUPLICATE BROKERAGE STATEMENTS ON A MONTHLY BASIS, AND/OR (2) DUPLICATE TRADING CONFIRMATION FOR ALL TRADES (OF ANY AND ALL TYPES WHATSOEVER) BE SUBMITTED AS THEY ARE PROCESSED, IN FULFILLMENT OF THE QUARTERLY TRANSACTION REPORTING OBLIGATIONS SET FORTH IN THIS POLICY, PROVIDED HOWEVER THAT TRADING IN ANY SECURITIES THAT ARE NOT REFLECTED IN THE STATEMENTS AND/OR CONFIRMATIONS SET FORTH ABOVE MUST BE PROVIDED IN THE FORMAT, TIME AND MANNER SET FORTH BELOW.

Quarterly Transaction Reports

Employees shall be required to instruct their broker-dealers to send to PAG duplicate broker trade confirmations and/or account statements of the Employee which shall be received by the Chief Compliance Officer, at a minimum, no later than thirty (30) days after the end of each calendar quarter.  If an Employee’s trades do not occur through a broker-dealer (i.e., purchase of a private investment fund), such transactions shall be reported separately on the quarterly personal securities transaction report provided in Attachment C.  The quarterly transaction reports shall contain at least the following information for each transaction in a Reportable Security in which the Employee had, or as a result of the transaction acquired, any direct or indirect beneficial ownership7:  (a) the date of the transaction, the title, and as applicable the exchange ticker symbol or CUSIP number, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each Reportable Security involved; (b) the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition); (c) the price of the Reportable Security at which the transaction was effected; (d) the name of the broker, dealer or bank with or through which the transaction was effected; and (e) the date that the report is submitted.

Employees shall also report on a quarterly basis, not later than 30 days after the end of the calendar quarter, the name of any account established by the Employee during the quarter in which any securities were held during the quarter for the direct or indirect benefit of the Employee, the date the account was established, and the date the report was submitted.

EMPLOYEES ARE REMINDED THAT THEY MUST ALSO REPORT TRANSACTIONS BY MEMBERS OF THE EMPLOYEE’S IMMEDIATE FAMILY INCLUDING SPOUSE, CHILDREN AND OTHER MEMBERS OF THE HOUSEHOLD IN ACCOUNTS OVER WHICH THE EMPLOYEE HAS DIRECT OR INDIRECT INFLUENCE OR CONTROL.

Initial and Annual Holdings Reports

New PAG Employees are required to report all of their personal securities holdings not later than 30 days after the commencement of their employment (See Attachment D for a copy of the Initial Holdings Report).  The initial holdings report must be current as of a date not more than 45 days prior to the date the person becomes subject to this Code.  Duplicate brokerage or custodial statements may NOT be submitted in lieu of such report, unless there is only ONE brokerage or custodial account in which the employee maintains a beneficial interest.

Existing Employees are required to provide PAG with a complete list of securities holdings on an annual basis, or on or before February 14th (as determined by PAG) of each year.  The report shall be current as of December 31st, which is a date no more than 45 days from the final date the report is due to be submitted.  (See Attachment E for a copy of the Annual Holdings Report).  Duplicate brokerage or custodial statements can NOT be submitted in lieu of such report.

Each holdings report (both the initial and annual) must contain, at a minimum: (a) the title and type of security, and as applicable the exchange ticker symbol or CUSIP number, number of shares, and principal amount of each reportable security in which the Employee has any direct or indirect beneficial ownership; (b) the name of any broker, dealer or bank with which the Employee maintains an account in which any securities are held for the Employee's direct or indirect benefit; and (c) the date the Employee submits the report. The template for the documents to fulfill these obligations are located on the server at /PAG/Compliance/Forms/Initial Holdings Form and /PAG/Compliance/Forms/Annual Holdings Form.

Duplicate Copies

A form brokerage letter is attached to this Policy as Attachment F.  The template is located on the server at /PAG/Compliance/Forms/Sample Brokerage Letter.doc. This must be edited prior to submission to the custodian.  In order to help ensure that duplicate brokerage confirmations are received for all accounts pertaining to a particular Employee, such Employee must complete and send a brokerage letter similar to Attachment F to each bank, broker or dealer maintaining an account on behalf of the Employee.

Trading and Review

Though not prohibited by this Personal Security Transaction Policy, PAG does not expect its Employees to engage in frequent short-term (60 days) trading. In addition, except for limited circumstances and subject to pre-clearance approval, PAG forbids its Employees to trade opposite of the Company’s recommendations. PAG strictly forbids “front-running” client accounts, which is a practice generally understood to be Employees personally trading ahead of client accounts. The CCO will closely monitor Employees’ investment patterns to detect these abuses.  Another representative will monitor the CCO’s personal securities transactions for compliance with the Personal Security Transaction Policy.

The reason for the development of a post transaction review process is to ensure that PAG has developed procedures to supervise the activities of its associated persons.  The comparison of Employee trades to those of advisory clients will identify potential conflicts of interest or the appearance of a potential conflict.

If PAG discovers that an Employee is personally trading contrary to the policies set forth above, the Employee shall meet with the Chief Compliance Officer to review the facts surrounding the transactions. This meeting shall help PAG to determine the appropriate course of action.

Reporting Violations and Remedial Actions

PAG takes the potential for conflicts of interest caused by personal investing very seriously.  As such, PAG requires its Employees to promptly report any violations of the Code of Ethics to the CCO.  PAG’s management is aware of the potential matters that may arise as a result of this requirement, and shall take action against any Employee that seeks retaliation against another for reporting violations of the Code of Ethics.

PAG HAS ZERO TOLERANCE FOR RETALIATORY ACTIONS AND THEREFORE MAY SUBJECT OFFENDERS TO MORE SEVERE ACTION THAN SET FORTH BELOW.  IN ORDER TO MINIMIZE THE POTENTIAL FOR SUCH BEHAVIOR, ALL REPORTS OF CODE OF ETHICS VIOLATIONS WILL BE TREATED AS BEING MADE ON AN ANONYMOUS BASIS.

If any violation of PAG’s Personal Security Transaction Policy is determined to have occurred,  the  CCO may impose sanctions and take such other actions as he/she deems appropriate,  including, without limitation, requiring that the trades in question be reversed, requiring the disgorgement of profits or gifts, issuing a letter of caution or warning, issuing a suspension of personal trading  rights or  suspension  of  employment  (with or  without compensation), imposing a fine, making a civil referral to the SEC, making a criminal referral, and/or terminating employment for cause or any combination of the foregoing.  All sanctions and other actions taken shall be in accordance with applicable employment laws and regulations.  Any profits or gifts forfeited shall be paid to the applicable client(s), if any, or given to a charity, as the CCO shall determine is appropriate.

No person shall participate in a determination of whether he or she has committed a violation of this Policy or in the imposition of any sanction against himself or herself.

Disclosure

PAG shall describe its Code of Ethics to clients in Part II of Form ADV and, upon request, furnish clients with a copy of the Code of Ethics.  All client requests for PAG’s Code of Ethics shall be directed to the Chief Compliance Officer.

Recordkeeping

PAG shall maintain records in the manner and to the extent set forth below, which records shall be available for appropriate examination by representatives of the Securities and Exchange Commission or PAG’s management.

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A copy of this Policy and any other code which is, or at any time within the past five years has been, in effect shall be preserved in an easily accessible place;

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A record of any violation of this Policy and of any action taken as a result of such violation shall be preserved in an easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurs;

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A record of all written acknowledgements (annual certifications) as required by this Policy for each person who is currently, or with the past five years was, an Employee of PAG. The effective date of this rule is April 29, 2005 and the requirement is not retroactive.

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A copy of each report made pursuant to this Policy by an Employee, including any information provided in lieu of reports, shall be preserved by the Company for at least five years after the end of the fiscal year in which the report is made or the information is provided, the first two years in an easily accessible place;

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A list of all persons who are, or within the past five years have been, required to make reports pursuant to this Policy, or who are or were responsible for reviewing these reports, shall be maintained in an easily accessible place;

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The Company shall preserve a record of any decision, and the reasons supporting the decision, to approve the acquisition of any limited offering or IPO by Employees for at least five years after the end of the fiscal year in which the approval is granted, the first two years in an easily accessible place.

Responsibility

The Chief Compliance Officer will be responsible for administering the Personal Security Transaction Policy.  All questions regarding the policy should be directed to the Chief Compliance Officer.

2.

Insider Trading Policy

Section 204A of the Advisers Act requires every investment adviser to establish, maintain, and enforce written policies and procedures reasonably designed, taking into consideration the nature of such investment adviser's business, to prevent the misuse of material, nonpublic information by such investment adviser or any person associated with such investment adviser. In accordance with Section 204A, PAG has instituted procedures to prevent the misuse of nonpublic information.

Although “insider trading” is not defined in securities laws, it is generally thought to be described as trading either personally or on behalf of others on the basis of material non-public information or communicating material non-public information to others in violation of the law.   In the past, securities laws have been interpreted to prohibit the following activities:

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Trading by an insider while in possession of material non-public information; or

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Trading by a non-insider while in possession of material non-public information, where the information was disclosed to the non-insider in violation of an insider’s duty to keep it confidential; or

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Communicating material non-public information to others in breach of a fiduciary duty.

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PAG’s Insider Trading Policy applies to all of its Employees. Any questions should be directed to the Chief Compliance Officer.

Whom Does the Policy Cover?

This policy covers all of PAG’s Employees as well as any transactions in any securities participated in by family members, trusts or corporations directly or indirectly controlled by such persons. In addition, the policy applies to transactions engaged in by corporations in which the Employee is an officer, director or 10% or greater stockholder and a partnership of which the Employee is a partner unless the Employee has no direct or indirect control over the partnership.

What Information is Material?

Individuals may not be held liable for trading on inside information unless the information is material. “Material information” is generally defined as information for which there is a substantial likelihood that an investor would consider it important in making his or her investment decisions, or information that is reasonably certain to have a substantial effect on the price of a company’s securities.

Advance knowledge of the following types of information is generally regarded as “material”:

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Dividend or earnings announcements

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Write-downs or write-offs of assets

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Additions to reserves for bad debts or contingent liabilities

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Expansion or curtailment of company or major division operations

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Merger, joint venture announcements

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New product/service announcements

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Discovery or research developments

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Criminal, civil and government investigations and indictments

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Pending labor disputes

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Debt service or liquidity problems

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Bankruptcy or insolvency problems

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Tender offers, stock repurchase plans, etc.

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Recapitalization

Information provided by a company could be material because of its expected effect on a particular class of a company’s securities, all of the company’s securities, the securities of another company, or the securities of several companies. The misuse of material non-public information applies to all types of securities, including equity, debt, commercial paper, government securities and options.

Material information does not have to relate to a company’s business. For example, material information about the contents of an upcoming newspaper column may effect the price of a security, and therefore be considered material.

What Information is Non-Public?

In order for issues concerning insider trading to arise, information must not only be material, but also non-public. “Non-public” information generally means information that has not been available to the investing public.

Once material, non-public information has been effectively distributed to the investing public, it is no longer classified as material, non-public information. However, the distribution of non-public information must occur through commonly recognized channels for the classification to change. In addition, the information must not only be publicly disclosed, there must be adequate time for the public to receive and digest the information. Lastly, non-public information does not change to public information solely by selective dissemination.

PAG’s Employees must be aware that even where there is no expectation of confidentiality, a person may become an insider upon receiving material, non-public information. Whether the “tip” made to the Employee makes him/her a “tippee” depends on whether the corporate insider expects to benefit personally, either directly or indirectly, from the disclosure.

The “benefit” is not limited to a present or future monetary gain; it could be a reputational benefit or an expectation of a quid pro quo from the recipient by a gift of the information. Employees may also become insiders or tippees if they obtain material, non-public information by happenstance, at social gatherings, by overhearing conversations, etc.

Penalties for Trading on Insider Information

Severe penalties exist for firms and individuals that engage in the act of insider trading, including civil injunctions, treble damages, disgorgement of profits and jail sentences. Further, fines for individuals and firms found guilty of insider trading are levied in amounts up to three times the profit gained or loss avoided, and up to the greater of $1,000,000 or three times the profit gained or loss avoided, respectively.

Procedures to follow if an Employee Believes that he/she Possesses Material, Non-Public Information

If an Employee has questions as to whether they are in possession of material, non-public information, they must inform the Chief Compliance Officer as soon as possible. From this point, the Employee, Chief Compliance Officer will conduct research to determine if the information is likely to be considered important to investors in making investment decisions, and whether the information has been publicly disseminated.

Given the severe penalties imposed on individuals and firms engaging in insider trading, Employees:

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Shall not trade the securities of any company in which they are deemed insiders who may possess material, non-public information about the company.

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Shall not engage in securities transactions of any company, except in accordance with PAG’s Personal Security Transaction Policy and the securities laws.

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Shall submit personal security trading reports in accordance with the Personal Security Transaction Policy.

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Shall not discuss any potentially material, non-public information with colleagues, except as specifically required by their position.

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Shall immediately report the potential receipt of non-public information to the Chief Compliance Officer.

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Shall not proceed with any research, trading, etc. until the Chief Compliance Officer informs the Employee of the appropriate course of action.

3.

Serving As Officers, Trustees and/or Directors of Outside Organizations

Employees may, under certain circumstances, be granted permission to serve as directors, trustees or officers of outside organizations by completing Attachment G. The template for the document is located on the server at /PAG/Compliance/Forms/Request for Approval of Outside Activity Form.  These organizations can include public or private corporations, partnerships, charitable foundations and other not-for-profit institutions. Employees may also receive compensation for such activities.

At certain times, PAG may determine that it is in its clients’ best interests for an Employee(s) to serve as an officer or on the board of directors of an outside organization. For example, a company held in clients’ portfolios may be undergoing a reorganization that may affect the value of the company’s outstanding securities and the future direction of the company. Service with organizations outside of PAG can, however, raise serious regulatory issues and concerns, including conflicts of interests and access to material non-public information.

As an outside board member or officer, an Employee may come into possession of material non-public information about the outside company, or other public companies. It is critical that a proper information barrier be in place between PAG and the outside organization, and that the Employee does not communicate such information to other PAG Employees in violation of the information barrier.

Similarly, PAG may have a business relationship with the outside organization or may seek a relationship in the future. In those circumstances, the Employee must not be involved in the decision to retain or hire PAG.

PAG’s Employees are prohibited from engaging in such outside activities without the prior written approval from the Chief Compliance Officer.  Approval will be granted on a case by case basis, subject to proper resolution of potential conflicts of interest. Outside activities will be approved only if any conflict of interest issues can be satisfactorily resolved and all of the necessary disclosures are made on Part II of Form ADV.

4.

Gifts

Employees may not accept investment opportunities, gifts or other gratuities from individuals seeking to conduct business with PAG, or on behalf of an advisory client. However, Employees may accept gifts from a single giver in aggregate amounts not exceeding $100, and may attend business meals, sporting events and other entertainment events at the expense of a giver, as long as the expense is reasonable and both the giver(s) and the Employee(s) are present.  Employees must report their receipt of gifts to the Chief Compliance Officer by completing Attachment H.  The template for the document is located on the server at /PAG/Compliance/Forms/Gift Receipt Report.

Responsibility

The Chief Compliance Officer will be responsible for administering the Insider Trading, Serving as Officers, Trustees and/or Directors of Outside Organizations and Gift Policies.  All questions regarding the policies should be directed to the Chief Compliance Officer.

2

As of 01/05/10

Personal Trading Pre-Clearance Form

The pre-clearance form documents that the proposed transaction is not a conflicting transaction. Pre-clearance must be granted prior to placing a trade for Equity Securities, Asset Backed Securities, Mortgaged Backed Securities, Corporate Loans, Non-Investment Grade Bonds, or any issuer that is included in any portfolio managed by PAG and is only good for the day of the approval.

1.

Buy______  (Expected hold period:  _________)Sell______ Short ______

2.

Security____________________________________________________

3.

Common Stock

 _________Option _________ Debt __________Other ______________

4.

If applicable, is the Equity a “New Issue”?

Yes____________ No____________

5.

Symbol

________________________

6.

Number of Shares/Contracts/Principal_____________________

7.

Brokerage Account Number_____________________

Custodian _______________________

I represent that I am not in possession of material non-public information with respect to the relevant security, or issuer of such security and to the best of my knowledge, the trade is not inconsistent with the best interests of, and does not give rise to a potential breach of fiduciary duty owed to PAG or any client or any fund managed by PAG.

I further represent that to my best knowledge and belief the trade does not violate the firm's personal trading policies and procedures, or the firm's policies and procedures against insider trading. I further acknowledge that I am familiar with these policies and procedures and their applicability.

Employee

___________________________________________ (PRINT NAME)

Signed ________________________________________________

__________________

Date

_______________________________________________

__________________

Chief Compliance Officer

Date

Limited Offering & IPO Request and Reporting Form

Name of Issuer:

___________________________________

Type of Security:

___________________________________

Public Offering Date:

___________________________________

(for proposed IPO investments only)

By signing below, I certify and acknowledge the following:

1.

I am not investing in this limited offering or IPO to profit improperly from my position as an PAG Employee;

2.

The investment opportunity did not arise by virtue of my activities on behalf of an PAG client; and

3.

To the best of my knowledge, no PAG clients have any foreseeable interest in purchasing this security.

.

Furthermore, by signing below, I certify that I have read the Princeton Advisory Group and believe that the proposed trade fully complies with the requirements of this policy.  I understand PAG reserves the right to direct me to rescind a trade even if approval is granted.  I also understand that a violation of this policy will be grounds for disciplinary action or dismissal and may also be a violation of federal and/or state securities laws.

Date:

_____________

Signature:

___________________________________

Print Name:

___________________________________

QUARTERLY TRANSACTION REPORTING FORM REPORTING EMPLOYEE:___________________________________ FOR QUARTER ENDED: _________________________________________

The following document is required by the compliance department of Princeton Advisory Group, Inc. (“PAG”) to comply with personal securities trading policy within Princeton Advisory Group’s Code of Ethics.  Please provide a list of all securities transactions that have occurred during the previous calendar quarter in any account in which you maintain a pecuniary interest

Number of Shares	Security Name	Type (e.g., equity; fixed income)	Ticker or CUSIP (if app.)	Principal Amount	Buy (acquire)/ Sell (dispose)	Interest rate/ maturity	Price	Date	Broker, Dealer or Bank

THE ABOVE IS TO BE USED FOR TRANSACTIONS THAT OCCUR OUTSIDE OF YOUR BROKERAGE ACCOUNTS.

DELIVER TO THE CHIEF COMPLIANCE OFFICER WITHIN 30 DAYS OF THE END OF EACH CALENDAR QUARTER.

USE ADDITIONAL SHEETS IF NECESSARY.

QUARTERLY ACCOUNT OPENING REPORTING FORM
REPORTING EMPLOYEE:___________________________________ FOR QUARTER ENDED: _________________________________________

In accordance with Princeton Advisory Group’s Code of Ethics, please provide a list of all securities accounts that have opened during the previous calendar quarter in which you maintain a pecuniary interest.

Name of Broker, Dealer or Bank	Account Title	Account Number	Date of Account Establishment

I certify that this form fully discloses all of the securities transactions and newly opened accounts in which I have a pecuniary interest.  Nothing in this report should be construed as an admission that the person making the report has any direct or indirect beneficial ownership in the securities to which the report relates.

____________________________________________

Print Name

Signature

Date

Initial Holdings Form-Section 1

Employee

_______________________________________________ (PRINT NAME)

Information submitted current as of __________________________ (PRINT DATE)

In accordance with Princeton Advisory Group, Inc.’s Code of Ethics, please provide a list of all securities in which you have a pecuniary interest.  This includes securities held by broker/dealers and other custodians, at your home, in safe deposit boxes, and by an issuer.

Number of Shares	Security Name	Type (e.g., equity; Fixed income)	Ticker or CUSIP (if applicable)	Principal Amount

Use additional sheets as necessary.

a/o 07/25/05

Initial Holdings Form-Section 2

In accordance with Princeton Advisory Group, Inc.’s Code of Ethics, please provide a list of all securities accounts in which you have a pecuniary interest.

Name of Broker, Dealer or Bank	Account Title	Account Number

I certify that this form fully discloses all of the securities in which I have a pecuniary interest.  Nothing in this report should be construed as an admission that the person making the report has any direct or indirect beneficial ownership in the security to which the report relates. Attach most recent statements for all accounts listed above.

Signature

Date

Annual Reporting Form-Section 1

Employee

_______________________________________________(PRINT NAME)

Information submitted current as of __________________________ (PRINT DATE)

In accordance with Princeton Advisory Group’s Code of Ethics, please provide a list of all securities in which you have a pecuniary interest.  This includes securities held by broker/dealers and other custodians, at your home, in safe deposit boxes, and by an issuer.

Number of Shares	Security Name	Type (e.g., equity; fixed income)	Ticker or CUSIP (if applicable)	Principal Amount

Use additional sheets as necessary.

Annual Reporting Form-Section 2

In accordance with Princeton Advisory Group’s Code of Ethics, please provide a list of all securities accounts securities in which you have a pecuniary interest.

Name of Broker, Dealer or Bank	Account Title	Account Number

I certify that this form fully discloses all of the securities in which I have a pecuniary interest.  Nothing in this report should be construed as an admission that the person making the report has any direct or indirect beneficial ownership in the security to which the report relates. Attach most recent statements for all accounts listed above.

Signature

Date

Sample of Brokerage Letter

<DATE>

<NAME OF CUSTODIAN>

<ADDRESS>

<CITY, STATE ZIP>

Re:

Account No.

_______________________________

Account Name

_______________________________

To Whom It May Concern:

As of <DATE>, please send to the undersigned a duplicate confirmation of each transaction in the above named account and monthly brokerage account statements for the above named account.

Please mail the confirmations and account statements to:

Princeton Advisory Group, Inc.

Attn: Chief Compliance Officer

700 Alexander Park, Suite 302

Princeton, NJ  08540

If you have any questions or concerns, please feel free to give me a call at (609) 514-0441.  Thank you for your immediate attention to this matter.

<Name>

Cc:  Chief Compliance Officer

Request for Approval of Outside Activity Form

Gift Receipt Report

Employee(s) Receiving the Gift: ______________________________________________________________________________

Describe the Gift:  ______________________________________________________________________________

______________________________________________________________________________

Approximate Total Dollar Amount of Gift: $____________

Giver of Gift:   _____________________________________________________________________

Has Employee received additional gifts from Giver within the past 12 months?  If yes, list the gifts received and the approximate value of the gifts:

______________________________________________________________________________

Relationship of Giver to PAG and/or Employee(s):  ______________________________________________________________________________

Reason (if known) the Gift will be given to PAG and/or Employee(s):  ______________________________________________________________________________

Gift Receipt Report

Employee(s) Receiving the Gift:

_______________________________________________________________________________

Describe the Gift:  _______________________________________________________________________________

Approximate Total Dollar Amount of Gift: $____________

Giver of Gift:   _____________________________________________________________________

Has Employee received additional gifts from Giver within the past 12 months?  If yes, list the gifts received and the approximate value of the gifts:

______________________________________________________________________________

Relationship of Giver to PAG and/or Employee(s):  ______________________________________________________________________________

Reason (if known) the Gift will be given to PAG and/or Employee(s):  ______________________________________________________________________________

CODE OF ETHICS ACKNOWLEDGEMENT FORM

To the Chief Compliance Officer of Princeton Advisory Group, Inc. (“PAG”):

1.

I hereby acknowledge receipt of a copy of PAG’s Code of Ethics dated January 5, 2009.

2.

I have read and understand the Code of Ethics that I am subject thereto.

Signature: _________________________

Print Name: _________________________

Date: _______________

Footnotes

1

“Federal securities laws” means the Securities Act of 1933, the Securities Exchange Act of 1934, the Sarbanes-Oxley Act of 2002, the Investment Company Act of 1940, the Investment Advisers Act of 1940, Title V of the Gramm-Leach-Bliley Act, any rules adopted by the Commission under any of these statutes, the Bank Secrecy Act as it applies to funds and investment advisers, and any rules adopted thereunder by the Commission or the Department of the Treasury.

2

“Federal securities laws” means the Securities Act of 1933, the Securities Exchange Act of 1934, the Sarbanes-Oxley Act of 2002, the Investment Company Act of 1940, the Investment Advisers Act of 1940, Title V of the Gramm-Leach-Bliley Act, any rules adopted by the Commission under any of these statutes, the Bank Secrecy Act as it applies to funds and investment advisers, and any rules adopted thereunder by the Commission or the Department of the Treasury.

3

A “Reportable Fund” means (a) any fund for which PAG serves as the investment adviser as defined in section 2(a)(20) of the Investment Company Act of 1940 (i.e., in most cases PAG would need to be approved by the fund's board of directors before you can serve); or (b) any fund whose investment adviser or principal underwriter controls PAG, is controlled by PAG, or is under common control with PAG.  Currently, PAG does not manage or advise (or is otherwise affiliated with) a Reportable Fund. [17j-1]

4

“Automatic investment plan” means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An automatic investment plan includes a dividend reinvestment plan.

5

The term “limited offering” is defined as an offering that is exempt from registration under the Securities Act of 1933 pursuant to section 4(2) or section 4(6) or pursuant to Rules 504,505, or 506 of Regulation D.  The term “initial public offering” means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of sections 13 or 15(d) of the Securities Exchange Act of 1934.

6

The term “new issue” is defined as any initial public offering of an equity security as defined in Section 3(a)(11) of the Securities Exchange Act of 1934, made pursuant to a registration statement or offering circular.  This restriction does not apply to, among other securities: secondary offerings, offerings of debt securities, offerings of a securities of a commodity pool, rights offerings, exchange offers, and offerings of convertible or preferred securities. (See NASD Conduct Rule 2790, Restrictions on the Purchase and Sale of IPOs of Equity Securities).

7

“Beneficial Ownership,” as set forth under Rule 16a-1(a)(2), determines whether a person is subject to the provision of Section 16 of the Securities Exchange Act of 1934, and the rules and regulations thereunder, which generally encompasses those situations in which the beneficial owner has the right to enjoy some direct or indirect “pecuniary interest” (i.e., some economic benefit) from the ownership of a security.  This may also include securities held by members of an Employee’s immediate family sharing the same household; provided however, this presumption may be rebutted.  The term immediate family means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law and includes adoptive relationships.  Any report of beneficial ownership required thereunder shall not be construed as an admission that the person making the report has any direct or indirect beneficial ownership in the Covered Securities to which the report relates.

Endnotes

Attachment A

Attachment A

Attachment B

Attachment C

Reviewed by:  __________________________

Date of Review: ________________________

Exception(s) Noted:       ____No

      _____Yes

If Yes, Describe: ________________________

Attachment D

Reviewed by:  __________________________

Date of Review: ________________________

Exception(s) Noted:       ____No

      _____Yes

If Yes, Describe

: ________________________

Attachment E

Reviewed by:  __________________________

Date of Review: ________________________

Exception(s) Noted:       ____No

      _____Yes

If Yes, Describe: ________________________

Attachment F

Attachment G

The undersigned hereby requests approval for participation in the following outside activity:

Name and address of company or organization:  _____________________________________________

Nature of organization’s primary business or purpose:  _________________________________________

Is this a public company?  (YES/NO)  If YES, stock symbol:  ___________________________________

Complete description of anticipated role with organization:  ____________________________________

___________________________________________________________________________________

Describe any compensation you will receive:  _______________________________________________

If this request for approval is granted:

➢

I agree to notify the Chief Compliance Officer of any change in the above information.

➢

I agree, for private or not-for-profit organizations, to seek approval to retain my position, as described above, if the organization decides to offer securities to the public, or ceases to maintain its not-for-profit status.

➢

I am aware of no other employees who are officers or directors of the organization noted above.

➢

I agree to adhere to the insider trading policies of Princeton Advisory Group, Inc. (“PAG”) and the organization, and not to communicate any material non-public information in my possession regarding the organization to PAG’s investment advisory or research staff.

➢

I will avoid participation in discussions regarding service, investment management, or other arrangements with PAG or its affiliates, and will recuse myself from voting on any such matters.

Signature of Employee:

_____________________________________

Date:

______________________________________

Approved By:                 _______________________________________

Date:                              _______________________________________

Attachment H

Attachment I